UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2005

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 1, 2005, the compensation and benefits program for non-employee directors of The PMI Group, Inc. ("PMI") is as follows:

Annual retainer fees for non-employee directors are: Board members - $60,000; Chair of the Audit Committee - $15,000; Chairs of Compensation, Governance and Nominating, and Investment and Finance Committees - $10,000; and members of the Financial Guaranty Oversight Committee - $70,000. Annual retainer fees are paid quarterly.

Under PMI’s Directors’ Deferred Compensation Plan, each non-employee director may defer receipt of his or her retainer fees. All amounts deferred are deemed to be invested in phantom shares of PMI common stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of PMI common stock, including reinvestment of any dividends. Phantom shares of PMI common stock will be paid in cash at the payment dates selected by the director. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings.

Non-employee directors also receive quarterly, automatic, non-discretionary stock unit grants. The quarterly grants consist of that number of stock units which, when multiplied by the market price per share of PMI common stock on the date of the award, equals $25,000. The stock units vest upon the earlier of cessation of Board service due to retirement, death, disability, resignation or non-reelection to the Board, or the fifth anniversary of the award date and, upon exercise, are payable in shares of PMI common stock. In addition, a non-employee director may elect to defer the payout of his or her stock units in accordance with the PMI Equity Incentive Plan.

All directors have entered into indemnification agreements with PMI pursuant to which PMI is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. PMI also provides directors’ and officers’ liability insurance for its directors.

Directors who are employees of PMI or its subsidiaries do not receive additional compensation for their services as directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

September 16, 2005	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

September 16, 2005	By:	Thomas H. Jeter

Name: Thomas H. Jeter
Title: Vice President and Corporate Controller